EXHIBIT 23.1

    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the R.H. Phillips 1999 Employee Stock Purchase Plan of R.H. Phillips, Inc. of our report dated March 18, 1999, with respect to the financial statements of R.H. Phillips, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                        //s//ERNST & YOUNG LLP

Sacramento, California
July 20, 1999